UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	June 8, 2010

CHINA ARMCO METALS, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-34631	26-0491904
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Waters Park Drive, Suite 98, San Mateo, CA	94403
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(650) 212-7620

not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01              Entry into a Material Definitive Agreement.

On June 8, 2010, China Armco Metals, Inc. (the “Company”) entered into a Subscription Agreement (the “Subscription Agreement”) with Apollo Minerals Limited (“Apollo Minerals”), an Australian iron ore exploration company listed on the Australian Securities Exchange (ASX: AON).  Under the terms of the Subscription Agreement, the Company agreed to acquire up to a 19.9% stake in Apollo for approximately US $3.6 million in cash.

Under the terms of the Subscription Agreement, Apollo Minerals will issue 12.5 million of its common shares in exchange for A$1,875,000 to be held in escrow pending Apollo Minerals shareholder approval of the issuance of an additional 16.75 million common shares in exchange for A$2,512,500.  This will bring the Company’s total investment to A$4.3 million or approximately U.S.$3.6 million for a 19.9% stake in Apollo Minerals.  The Company will have the right to name one member to Apollo Mineral’s board of directors for as long as it maintains at least a 12% stake in Apollo Minerals.  Apollo Minerals intends to use the cash infusion to advance its exploration activities, to carry out processing option studies and to evaluate opportunities to access local infrastructure and other project opportunities.

In addition, Apollo Minerals will issue to the Company, subject to shareholder approval, five year options to purchase an additional 5 million shares of common stock at A$0.25 per share, half of which will vest on the first anniversary of issuance with the balance vesting on the second anniversary of issuance.  The options may only be exercised in order for the Company to maintain its 19.9% stake should Apollo Minerals issue additional common shares in the future. The grant of the right and options is subject to approval from the Australian Securities Exchange.

Apollo Minerals has also agreed to give the Company the off-take rights to purchase no less than 15% of the iron ore production from its Mount Oscar Mining Project at market rates.  More definitive terms of the off-take rights will be agreed on by the Company and Apollo Minerals following shareholder and regulatory approval of the proposed issuance of shares under the Subscription Agreement.

Item 7.01                      Regulation FD Disclosure.

On June 9, 2010 the Company issued a press release announcing its investment in Apollo Minerals.  A copy of the press release is filed as Exhibit 99.1 to this report.

Pursuant to General Instruction B.2 of Form 8-K, the information in this Item 7.01 of Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise be subject to the liabilities of that section, nor is it incorporated by reference into any filing of China Armco Metals, Inc. under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01                      Financial Statements and Exhibits.

(d)           Exhibits

99.1	Press release dated June 9, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA ARMCO METALS, INC.

Date: June 9, 2010	By: Kexuan Yao
Kexuan Yao, CEO and Chairman of the Board